EXHIBIT 24.13
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that the undersigned, the Vice President and Controller and Principal Accounting Officer of Health Care REIT, Inc. (the “Company”), a Delaware corporation that is about to file with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934, as amended, a Form 10-K Annual Report for the year ended December 31, 2007, hereby constitutes and appoints GEORGE L. CHAPMAN his true and lawful attorney-in-fact and agent, with full power to act, his true and lawful attorney-in-fact and agent, for his and in his name, place and stead, in the capacity as Vice President and Controller and Principal Accounting Officer, to sign such Form 10-K which is about to be filed, and any and all amendments to such Form 10-K, and to file such Form 10-K and each such amendment so signed, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorney-in-fact and agent, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, the undersigned hereunto sets his hand this 11th day of February, 2008.

/s/ Paul D. Nungester, Jr. Paul D. Nungester, Jr.
Vice President and Controller and
Principal Accounting Officer